Exhibit 10.2

EXECUTION VERSION

SALE AND PARTICIPATION AGREEMENT

between

BLACKROCK PRIVATE CREDIT FUND

as Seller

and

BLACKROCK PRIVATE CREDIT FUND LEVERAGE III, LLC

as Purchaser

Dated as of March 13, 2026

TABLE OF CONTENTS

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This SALE AND PARTICIPATION AGREEMENT, dated as of March 13, 2026 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), between BLACKROCK PRIVATE CREDIT FUND, a Delaware statutory trust, as seller (in such capacity, the “Seller”) and BLACKROCK PRIVATE CREDIT FUND LEVERAGE III, LLC, a Delaware limited liability company, as purchaser (in such capacity, the “Purchaser”).

W I T N E S S E T H:

WHEREAS, on and after the Effective Date, the Seller may, from time to time on each Conveyance Date, sell, transfer, and otherwise convey to the Purchaser, without recourse except to the extent specifically provided herein, and the Purchaser may, from time to time on each Conveyance Date, purchase or accept a participation of all right, title and interest of the Seller (whether now owned or hereafter acquired or arising, and wherever located) in and to Loans (as defined below) mutually agreed by the Seller and the Purchaser;

WHEREAS, the Purchaser has entered into a Loan and Security Agreement, dated as of March 13, 2026 (the “Loan and Security Agreement”) by and among the Purchaser, as Borrower, the Seller, as Collateral Manager and Equityholder, the Lenders from time to time party thereto, Bank of Montreal, as Administrative Agent (in such capacity, the “Administrative Agent”) and State Street Bank and Trust Company, as Collateral Custodian (in such capacity, the “Collateral Custodian”);

WHEREAS, the Purchaser intends to collaterally assign to the Collateral Custodian, for the benefit of the Secured Parties under the Loan and Security Agreement, among other things, all its right, title and interest in the Transferred Assets;

WHEREAS, it is the Seller’s and the Purchaser’s intention that the conveyance of the Transferred Assets under each assignment agreement and this Agreement is a “true sale” or a “true participation” for all purposes, such that, upon payment of the purchase price therefor or the making of a participation, the Transferred Assets will constitute property of the Purchaser from and after the applicable transfer date;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Purchaser and the Seller as follows:

ARTICLE I

DEFINITIONS

Section 1.01  Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). All capitalized terms used herein but not defined herein shall have the respective meanings specified in, or incorporated by reference into, the Loan and Security Agreement.

“Agreement” has the meaning set forth in the preamble hereto.

“Assignment Effective Date” has the meaning set forth in Section 2.01(a)(ii).

“Convey” means to sell, transfer, assign or otherwise convey assets hereunder. “Conveyed” has a corresponding meaning.

“Conveyance” means, as the context requires, the Initial Conveyance or a Subsequent Conveyance.

“Conveyance Date” means each Subsequent Conveyance Date and the date of the Initial Conveyance.

“Effective Date” means March 13, 2026.

“Indorsement” has the meaning specified in Section 8-102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Initial Conveyance” has the meaning set forth in Section 2.01(a).

“Participation” has the meaning set forth in Section 2.01(a)(i).

“Participation Interests” has the meaning set forth in Section 2.01(a)(i).

“Purchase Notice” has the meaning set forth in Section 2.01(b).

“Purchase Price” has the meaning set forth in Section 3.01.

“Purchaser” has the meaning set forth in the preamble hereto.

“Seller” has the meaning set forth in the preamble hereto.

“Subsequent Conveyance” has the meaning set forth in Section 2.01(b).

“Subsequent Conveyance Date” has the meaning set forth in Section 2.01(b).

“Transferred Asset” means each Loan, including any Participation Interest, Conveyed, or purported to be Conveyed) from the Seller to the Purchaser hereunder, including the Collateral with respect to each such asset.

Section 1.02 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC, and not specifically defined herein, are used herein as defined in such Article 9.

Section 1.03 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

Section 1.04 Interpretation.  In this Agreement, unless a contrary intention appears:

(a)    reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

(b)    reference to any gender includes each other gender;

(c)    reference to day or days without further qualification means calendar days;

(d)    unless otherwise stated, reference to any time means New York time;

(e)    references to “writing” include printing, typing, lithography, electronic or other means of reproducing words in a visible form;

(f)   reference to any agreement (including any Transaction Document or underlying instrument), document or instrument means such agreement, document or instrument as amended, modified, supplemented, replaced, restated, waived or extended and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;

(g)   reference to any requirement of law means such requirement of law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any requirement of law means that provision of such requirement of law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision;

(h)   references to “including” means “including, without limitation”; and

(i)    any reference to a Permitted Lien in this Agreement shall not serve to subordinate or postpone the interests of Purchaser in, to and under the Transferred Assets to such Permitted Lien.

Section 1.05   References.

All Section references (including references to the Preamble), unless otherwise indicated, shall be to Sections (and the Preamble) in this Agreement.

ARTICLE II

CONVEYANCES OF TRANSFERRED ASSETS

Section 2.01   Conveyances.

(a)     Initial Conveyance.

(i)          On the terms and subject to the conditions set forth in this Agreement, on the Effective Date, the Seller agrees to Convey to the Purchaser, without recourse except to the extent specifically provided herein, and the Purchaser agrees to purchase from the Seller (the “Initial Conveyance”), all of the Seller’s right, title and interest (whether now owned or hereafter acquired or arising, and wherever located) in and to each Transferred Asset listed on Schedule A attached hereto, together with all proceeds of the foregoing. Certain of the Transferred Assets will be Conveyed via a 100% undivided participation interest in Seller’s interests in such Transferred Asset (each, a “Participation Interest” and collectively, the “Participation”), the legal title to which is held by the Seller. The Purchaser hereby acquires the Participation and assumes and agrees to perform and comply with all assumed obligations of the Seller with respect to each Participation Interest. The parties hereby agree to treat the transfer of the Participation by Seller to Purchaser as a sale and purchase of the 100% undivided participations interests on all of their respective relevant books and records and the tenor, interest rate and other terms of each Participation Interest shall be coextensive with those of the related underlying instrument.

(ii)        The Seller and the Purchaser hereby acknowledge and agree that (A) the Conveyance of the Participation is being effectuated as an equitable assignment pursuant to this Agreement (until the individual assignments of each Participation Interest become effective) to the Participation Interests because the conditions precedent under the related underlying instruments to the transfer, assignment and conveyance of the Seller’s legal interest in and title to the Participation Interests may not be fully satisfied as of the Effective Date and (B) the Conveyance of the Participation hereunder shall have the consequence that the Seller does not have an equitable interest in the Participation Interests and the Purchaser holds 100% of the equitable interest in the Participation Interests. The Purchaser will prepare individual assignments consistent with the requirements of the related underlying instruments and provide them to any Persons required under such underlying instruments, which assignments will become effective in accordance with such underlying instruments upon obtaining certain consents thereto or upon the passage of time or both. The Purchaser shall pay any transfer fees and other expenses payable in connection with such assignments. The Seller and the Purchaser agree to use their commercially reasonable efforts to cause such assignments to become effective prior to the day that is 90 days from the Effective Date. Upon any such assignment becoming effective (each, an “Assignment Effective Date”), the Seller and the Purchaser agree, for administrative convenience, that the Seller shall, in accordance with the Loan and Security Agreement (on behalf of the Borrower), transfer or cause the transfer of any underlying promissory note or other evidence of the Participation Interests directly to the Collateral Custodian.

The Seller shall direct all obligors, administrative agents and loan agents (as applicable) with respect to the Participation Interest to pay any Interest Collections in respect of such Participation Interest into the Interest Collection Account and any Principal Collections in respect of such Participation Interest into the Principal Collection Account. Upon the Seller’s receipt of any Interest Collections or Principal Collections in respect of any such Participation Interest, the Purchaser hereby instructs the Seller to remit, and Seller shall remit, or cause to be remitted, such Interest Collections and/or Principal Collections within two Business Days of its receipt thereof directly to the Interest Collection Account or Principal Collection Account, as applicable.

Upon receipt by the Purchaser or the Collateral Custodian of the effective assignment of any Participation Interests, the Seller, for value received, hereby Conveys to the Purchaser, and the Purchaser hereby purchases from the Seller all of Seller’s right, title and interest in, to and under such assigned Participation Interests.

(iii)          The Seller shall not be obligated to make any payment to the Purchaser in anticipation of the receipt of funds from the related obligor with respect to any Participation. If the Seller is required at any time to return to a trustee, receiver, liquidator, custodian or other similar official any portion of the payments made by the obligor to the Seller and transferred by the Seller to (and paid to) the Purchaser, then the Purchaser shall, on demand of the Seller, forthwith return to the Seller any such payments transferred (and paid) to the Purchaser by the Seller in respect of the Participation, but without interest on such payments (unless the Seller is required to pay interest on such amounts to the Person recovering such payments).

(b)     Other Conveyances. In the event the Purchaser agrees from time to time after the Initial Conveyance to acquire one or more Loans from the Seller, the Purchaser shall deliver written notice thereof to the Administrative Agent substantially in the form set forth in Schedule B hereto (each, a “Purchase Notice”), designating the date of the proposed Conveyance (a “Subsequent Conveyance Date”) and attaching a supplement to Schedule A identifying the Loans proposed to be Conveyed and the Purchase Price with respect to such Conveyance. On the terms and subject to the conditions set forth in this Agreement and the Loan and Security Agreement, the Seller shall Convey to the Purchaser without recourse (except to the extent specifically provided herein), and the Purchaser shall accept such Conveyance, on the applicable Subsequent Conveyance Date (each such Conveyance being herein called a “Subsequent Conveyance”), all of the Seller’s right, title and interest (whether now owned or hereafter acquired or arising, and wherever located) in and to each Loan then reported by the Seller on the supplement to Schedule A attached to the related Purchase Notice, together with all proceeds of the foregoing. The Seller shall specify in the applicable Purchase Notice the portions of the Purchase Price to be paid in cash and as a capital contribution.

(c)      Loans will be acquired pursuant to one or more assignment agreements in the form specified in the applicable underlying instruments having an effective date as specified in such assignment agreement. For the avoidance of doubt, Schedule A, when delivered in accordance with the terms hereof, shall automatically be deemed to update any previously delivered Schedule A without the need for action or consent on the part of any Person.

(d)      It is the express intent of the Seller and the Purchaser that each Conveyance of Transferred Assets by the Seller to the Purchaser pursuant to this Agreement be construed as an absolute sale and/or participation of such Transferred Assets by the Seller to the Purchaser providing Purchaser with the full risks and benefits of ownership of the Transferred Assets. Further, it is not the intention of the Seller and the Purchaser that any Conveyance be deemed a grant of a security interest in the Transferred Assets by the Seller to the Purchaser to secure a debt or other obligation of the Seller and such Transferred Assets shall not be part of the Seller’s estate in the event of a filing of a bankruptcy petition or other action by or against the Seller under any United Stated federal or state bankruptcy laws, or any similar laws. However, in the event that, notwithstanding the intent of the parties expressed herein, the Conveyances hereunder shall be characterized as loans and not as sales and/or participations, then (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC and other applicable law, (ii) the Conveyances by the Seller provided for in this Agreement shall be deemed to be, and the Seller hereby grants to the Purchaser, a perfected first priority security interest in, to and under all of the Seller’s right, title and interest in, to and under, whether now owned or hereafter acquired, such Transferred Assets and all proceeds of the foregoing (iii) the possession by the Purchaser (or the Collateral Custodian on behalf of the Administrative Agent, for the benefit of the Secured Parties) of such Transferred Assets and such other items of property constituting instruments, money, negotiable documents or chattel paper shall be, subject to clause (iv) below, for purposes of perfecting such security interest pursuant to the UCC and (iv) acknowledgements from Persons holding such property shall be deemed acknowledgements from custodians, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under Applicable Law. The Purchaser and the Seller each represents and warrants as to itself that each remittance (if any) from the Purchaser to the Seller with respect to the Conveyances has been (x) in payment of an obligation incurred by the Purchaser in the ordinary course of business or financial affairs of each of the Seller and the Purchaser and (y) made in the ordinary course of business or financial affairs of each of the Seller and the Purchaser. If the Conveyances hereunder shall be characterized as loans and not as sales and/or participations, the Purchaser and its assignees shall have, with respect to such Transferred Assets and other related rights, in addition to all the other rights and remedies available to the Purchaser and its assignees hereunder and under the other Transaction Documents and underlying instruments, all the rights and remedies of a secured party under any applicable UCC.

(e)      The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Transferred Assets to secure a debt or other obligation, such security interest would be deemed to be a first priority perfected security interest in favor of the Purchaser under applicable law and will be maintained as such throughout the term of this Agreement. The Seller represents and warrants that the Transferred Assets are being transferred with the intention of removing them from the Seller’s estate pursuant to Section 541 of the Bankruptcy Code. The Purchaser assumes all risk relating to nonpayment or failure by the obligors to make any distributions owed by them under the Transferred Assets. Except with respect to the representations, warranties and covenants expressly stated in this Agreement and/or the Loan and Security Agreement, the Seller assigns each Transferred Asset “as is,” and makes no covenants, representations or warranties regarding the Transferred Assets.

(f)     In connection with the Initial Conveyance, the Seller agrees to file (or cause to be filed) on or prior to the Effective Date, at its own expense, a financing statement or statements with respect to the Transferred Assets Conveyed by the Seller hereunder from time to time meeting the requirements of Applicable Law in the jurisdiction of the Seller’s organization to perfect and protect the interests of the Purchaser created hereby under the UCC against all creditors of, and purchasers from, the Seller, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Purchaser as soon as reasonably practicable after its receipt thereof. To the extent permitted by Applicable Law, the Seller waives the right to receive a copy of any financing statement or financing change statement registered in connection with this Agreement or any verification statement issued with respect to any such financing statement or financing change statement.

(g)     The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be reasonably necessary or as the Purchaser may reasonably request, in order to perfect or protect the interest of the Purchaser in the Transferred Assets Conveyed hereunder or to enable the Purchaser to exercise or enforce any of its rights hereunder. Without limiting the foregoing, the Seller will, in order to accurately reflect the Conveyances contemplated by this Agreement, execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant hereto) or other documents or instruments as may be reasonably requested by the Purchaser and mark its master computer records (or related sub-ledger) noting the Conveyance to the Purchaser of the Transferred Assets and the Lien of the Collateral Custodian pursuant to the Loan and Security Agreement. The Seller hereby authorizes the Purchaser to file and, to the fullest extent permitted by applicable law the Purchaser shall be permitted to sign (if necessary) and file, initial financing statements, continuation statements and amendments thereto and assignments thereof without further acts of the Seller; provided that the description of collateral contained in such financing statements shall be limited to only Transferred Assets. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

(h)      Each of the Seller and the Purchaser agree that prior to the time of Conveyance of any Loan hereunder, the Purchaser has no rights to or claim of benefit from any Loan (or any interest therein) owned by the Seller.

(i)     The Transferred Assets acquired, transferred to and assumed by the Purchaser from the Seller shall include the Seller’s entitlement to any surplus or responsibility for any deficiency that, in either case, arises under, out of, in connection with, or as a result of, the foreclosure upon or acceleration of any such Transferred Assets.

Section 2.02 Indemnification. (a) Without limiting any other rights which the Purchaser, any assignee of the Purchaser or any such Persons’ respective shareholders, officers, employees, agents, or Affiliates (each, an “Indemnified Party”) may have hereunder or under Applicable Law, the Seller hereby agrees to indemnify any Indemnified Party from and against any and all costs, expenses, losses, damages, claims, and liabilities, including reasonable and documented out-of-pocket attorneys’ fees and disbursements, awarded against or incurred by such Indemnified Party arising out of any breach by the Seller of any of its obligations hereunder or arising as a result of the failure of any representation or warranty of the Seller herein to be true and correct on the date such representation or warranty was made (or such other applicable date), excluding, however, (a) any such amounts resulting solely from any gross negligence or willful misconduct of such Indemnified Party, (b) any punitive, indirect, consequential, special damages, lost profits or other similar damages (except to the extent the applicable Indemnified Party has been required to pay any such amounts to a third party), or (c) any such amounts resulting from Loans that are uncollectible due to the Obligor’s financial inability to pay.

(b)    If the Seller has made any payment pursuant to this Section 2.02 and the recipient thereof later collects any payments from others (including insurance companies) in respect of such amounts or is found by a court of competent jurisdiction not to be entitled to such indemnification, then the recipient agrees that it shall promptly repay to the Seller such amounts collected.

(c)       The obligations of the Seller under this Section 2.02 shall survive the termination of this Agreement.

Section 2.03 Assignment of Indemnities. The Seller acknowledges that, pursuant to the Loan and Security Agreement, the Purchaser shall assign as collateral security its rights of indemnity hereunder to the Collateral Custodian, on behalf of the Secured Parties. Upon such assignment and following the occurrence of an Event of Default (that has not been waived), (a) the Collateral Custodian, on behalf of the Secured Parties, shall have all rights of the Purchaser hereunder and may in turn assign such rights, and (b) the obligations of the Seller under Section 2.02 shall inure to the Collateral Custodian, on behalf of the Secured Parties. The Seller agrees that, upon such assignment and following the occurrence of an Event of Default (that has not been waived), the Collateral Custodian, on behalf of the Secured Parties, may enforce directly, without joinder of the Purchaser, the indemnities set forth in Section 2.02.

Section 2.04 Assignments. The Seller and the Purchaser acknowledge and agree that, solely for administrative convenience, any transfer document or assignment agreement required to be executed and delivered in connection with the transfer of a Transferred Asset in accordance with the terms of the related underlying instruments may reflect that (i) the Seller (or any Affiliate or third party from whom the Seller or the applicable Affiliate may purchase Transferred Asset) is assigning such Transferred Asset directly to the Purchaser or (ii) the Purchaser is acquiring such Transferred Asset at the closing of such Transferred Asset. Nothing in any such document or assignment agreement (or, in the case of any original promissory note, nothing in such chain of indorsement) shall be deemed to impair the transfer of the related Transferred Asset by the Seller to the Purchaser in accordance with the terms of this Agreement.

ARTICLE III

CONSIDERATION AND PAYMENT

Section 3.01  Purchase Price. The purchase price (the “Purchase Price”) for the Transferred Assets Conveyed on each Conveyance Date shall be a dollar amount equal to the fair market value (as agreed upon between the Seller and the Purchaser at the time of such Conveyance) of such Transferred Assets Conveyed as of such date.

Section 3.02 Payment of Purchase Price. The Purchase Price for the Transferred Assets Conveyed shall be paid on the related Conveyance Date (a) by payment in cash in immediately available funds and/or (b) to the extent not paid in cash, as a capital contribution by the Seller to the Purchaser pursuant to the Loan and Security Agreement. For the avoidance of doubt, (i) the Purchaser shall not be required to pay any additional Purchase Price on the applicable Assignment Effective Date and (ii) any Transferred Assets participated by the Seller shall be treated identically as Transferred Assets sold hereunder and shall benefit from all of the applicable representations, warranties, covenants, indemnities and repurchase rights hereunder.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01          Seller’s Representations and Warranties. The Seller represents and warrants to the Purchaser as of the Effective Date, as of each Conveyance Date and as of each Assignment Effective Date:

(a)     Existence, Qualification and Power. The Seller is duly formed and registered, validly existing and, as applicable, in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business, and is in good standing, in every jurisdiction in which the nature of its business and the performance of its obligations hereunder and under the other Transaction Documents to which it is a party requires it to be so qualified except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on (i) its ability to perform its obligations under this Agreement, (ii) the validity or enforceability of the Transferred Assets or (iii) its ability to perform its obligations under the other Transaction Documents to which it is a party.

(b)      Power and Authority. The Seller has the power and authority to own, pledge, mortgage, operate and Convey the Transferred Assets, to conduct its business as now, or proposed to be, conducted and to execute and deliver this Agreement and the Transaction Documents to which it is a party and to perform the transactions contemplated hereby and thereby.

(c)      Authorization; No Contravention. The execution, delivery and performance by the Seller of this Agreement and each other Transaction Document to which the Seller is party and all other agreements, instruments and documents which may be delivered by it pursuant hereto or thereto and the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate, partnership or other organizational action, and do not and will not (a) violate the terms of any of the Seller’s certificate of trust, declaration of trust or bylaws; (b) result in any breach or contravention of (i) any contractual restriction with respect to any indebtedness of the Seller or contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note or other agreement or instrument binding on or affecting it or its property, or (ii) any law, rule, regulation, order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Seller or its property is subject; (c) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Seller’s properties pursuant to the terms of any such contractual obligation, other than this Agreement, or (d) violate any Applicable Law except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(d)     Execution and Delivery. This Agreement and each other Transaction Document to which the Seller is a party have been duly executed and delivered by the Seller.

(e)      Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Seller of this Agreement or any other Transaction Document, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(f)      Legality; Validity; Enforceability. Assuming due authorization, execution and delivery by each other party hereto and thereto, this Agreement and each other Transaction Document to which it is a party is the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its respective terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally, (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (C) implied covenants of good faith and fair dealing.

(g)     No Adverse Proceeding; Title. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Seller, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Seller or against any of its properties or revenues that individually or in the aggregate for all such actions, suits, proceedings, claims or disputes would reasonably be expected to have a Material Adverse Effect.

(h)    Good and Marketable Title. The Seller owns and has good and marketable title to the Transferred Assets Conveyed to the Purchaser on the applicable Conveyance Date and Assignment Effective Date, free and clear of any lien (other than the liens in favor of the Purchaser and the Secured Parties pursuant to the Transaction Documents and inchoate liens arising by operation of law, Permitted Liens or any Lien that will be released prior to or contemporaneously with the applicable Conveyance).

(i)      Legal Compliance. The Seller has complied in all material respects with all Applicable Laws, judgments, agreements with governmental authorities, decrees and orders with respect to its business related to the Transferred Assets and the Transferred Assets.

(j)      Taxes. The Seller has filed or caused to be filed all federal and other material Tax returns that are required to be filed by it (subject to any extensions to file properly obtained by the same). The Seller has paid or made adequate provisions for the payment of all material Taxes and all assessments made against it or any of its property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Seller), and no Tax Lien has been filed and, to the Seller’s knowledge, no claim is being asserted, with respect to any such Tax.

(k)      Place of Business. The Seller has not changed its name since its formation and does not have tradenames, fictitious names, assumed names or “doing business as” names. The principal place of business and chief executive office of the Seller, and the offices where the Seller keeps all its Records, are located at its address specified in Section 9.03, or such other locations notified to the Purchaser in accordance with this Agreement in jurisdictions where all action required by the terms of this Agreement has been taken and completed. There are currently no, and during the past four months (or such shorter time as the Seller has been in existence) there have not been, any other locations where the Seller is located (as that term is used in the UCC of the jurisdiction where such principal place of business is located).

(l)       Backup Security Interest. In the event that, notwithstanding the intent of the parties, the Conveyances hereunder shall be characterized as loans and not as sales and/or participations, then:

(i)          this Agreement creates a valid and continuing lien on the Seller’s right, title and interest in and to the Transferred Assets in favor of the Purchaser, which security interest is validly perfected under Article 9 of the UCC (to the extent such security interest may be perfected by filing a UCC financing statement under such article), and is enforceable as such against creditors of and purchasers from the Seller;

(ii)       the Transferred Assets are comprised of “instruments”, “security entitlements”, “general intangibles”, “certificated securities”, “uncertificated securities”, “securities accounts”, “investment property” and “proceeds” and such other categories of collateral under the applicable UCC as to which the Seller has complied with its obligations as set forth herein;

(iii)        the Seller owns and has good and marketable title to the Transferred Assets Conveyed by it to the Purchaser hereunder on such Conveyance Date, free and clear of any Lien (other than Permitted Liens) of any Person;

(iv)       the Seller has received all consents and approvals required by the terms of any Loan to the sale and granting of a security interest in the Loans hereunder to the Purchaser and the Collateral Custodian, as assignee on behalf of the Secured Parties; the Seller has taken all necessary steps to file or authorize the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in that portion of the Transferred Assets in which a security interest may be perfected by filing pursuant to Article 9 of the UCC as in effect in the State of Delaware; all original executed copies of each underlying promissory note constituting or evidencing any Transferred Asset have been delivered to the Purchaser or its designee;

(v)         none of the underlying promissory notes that constitute or evidence the Loans has any marks or notations indicating that they are currently pledged, assigned or otherwise conveyed to any Person other than the Purchaser and the Collateral Custodian, as assignee on behalf of the Secured Parties; and

(vi)         with respect to a Transferred Asset that constitutes a Certificated Security, such certificated security has been delivered to the Collateral Custodian or, will be delivered to the Collateral Custodian and, if in registered form, has been specially Indorsed (within the meaning of the UCC) to the Collateral Custodian or in blank by an effective Indorsement or has been registered in the name of the Collateral Custodian upon original issue or registration of transfer by the Seller of such Certificated Security, in each case, promptly upon receipt; provided that any file-stamped document, promissory note and certificates relating to any Loans shall be delivered as soon as they are reasonably available; and in the case of an Uncertificated Security, by (A) causing the Collateral Custodian to become the registered owner of such uncertificated security and (B) causing such registration to remain effective.

(m)     Fair Consideration; No Avoidance for Loan Payments. With respect to each Transferred Asset sold or participated hereunder, the Seller sold or participated an assignment or a participation interest in, as applicable, such Transferred Asset to the Purchaser in exchange for payment, made in accordance with the provisions of this Agreement, in an amount which constitutes fair consideration and reasonably equivalent value. Each such Conveyance referred to in the preceding sentence shall not have been made for or on account of an antecedent debt owed by the Seller to the Purchaser and, accordingly, no such sale is or may be voidable or subject to avoidance under title 11 of the United States Code and the rules and regulations thereunder.

(n)      Adequate Capitalization; No Insolvency. As of such date it is, and after giving effect to any Conveyance it will be, Solvent and it is not entering into this Agreement or any other Transaction Document or consummating any transaction contemplated hereby or thereby with any intent to deceive, hinder, delay or defraud any of its creditors. The Seller is not the subject of any Insolvency Proceeding or Insolvency Event.

(o)      True Sale or True Participation. Each Transferred Asset sold or participated hereunder shall have been sold or participated by the Seller to the Purchaser in a “true sale” or a “true participation”.

(p)     True and Complete Information. All information (other than projections, forward-looking information, general economic data, industry information or information relating to third parties) heretofore or hereafter furnished by or on behalf of the Seller in writing to the Purchaser in connection with this Agreement, the other Transaction Documents, the Transferred Assets, or any transaction contemplated hereby is and will be (when taken as a whole) true, correct and complete in all material respects; provided that solely with respect to written or electronic information furnished by the Seller which was provided to the Seller from a third party (or is derived therefrom) need only be true, correct and complete in all material respects to the actual knowledge of the Seller.

(q)      Transferred Assets. The information contained in Schedule A is true, correct and complete in all material respects as of each such Conveyance Date and Assignment Effective Date. Each Transferred Asset Conveyed hereunder was an Eligible Loan as of the applicable Conveyance Date.

(r)       Price of Loans. The Purchase Price for each Loan Conveyed by the Seller to the Purchaser hereunder represents the fair market value of such Loan as of the time of Conveyance hereunder, as may have changed from the time the applicable Loan was originally acquired by the Seller.

(s)        Notice to Agents and Obligors. The Seller will, as soon as reasonably practicable, direct any agent, administrative agent or obligor for any Loan included in the Transferred Assets to remit all payments and collections with respect to such Loan directly to the Collection Account.

(t)       Collections. The Seller acknowledges that all Proceeds received by it or its Affiliates with respect to the Transferred Assets Conveyed to the Purchaser are held and shall be for the benefit of the Purchaser and its assignees into the Collection Account. The Seller promptly (and in any event within the time period required under the Loan and Servicing Agreement) shall remit to the Purchaser or the Purchaser’s designee any payment or any other sums relating to, or otherwise payable on account of, the Transferred Assets that the Seller receives after the applicable Conveyance Date.

(u)       No Fraud. Each Transferred Asset was originated or acquired without any fraud or material misrepresentation by the Seller or, to the Seller’s knowledge, on the part of the related Obligor.

(v)     Set-Off, Etc. At the time of Conveyance of a Transferred Asset and to the knowledge of the Seller after reasonable inquiry as of the applicable Conveyance Date, such Transferred Asset has not been compromised, adjusted, extended, satisfied, subordinated, rescinded, set–off or modified by the Seller or by the Obligor thereof, and at such time such Transferred Asset is not subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set–off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning such Transferred Asset or otherwise, by the Seller or by the Obligor with respect thereto, except, in each case, for amendments, extensions and modifications, if any, to such Transferred Asset that are contained in the Loan File and otherwise permitted under the Transaction Documents.

(w)    Participation. With respect to each Participation Interest, in the event the Seller receives any notice or other communication concerning any amendment, supplement, consent, waiver or other modification (howsoever denominated) under or in respect of any related underlying instruments or makes any affirmative determination to exercise or refrain from exercising any rights or remedies thereunder, the Seller will give prompt notice thereof to the Purchaser. In any such event, the Seller will, with respect to such Participation Interest to the extent permitted by the underlying instruments, exercise all voting and other powers of consensual ownership relating to such amendment, supplement, consent, waiver or other modification (howsoever denominated) or the exercise of such rights or remedies as the Purchaser directs the Seller in writing.

(x)     Bulk Sales. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require compliance with any “bulk sales” act or similar law by the Seller.

(y)      Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein (including, without limitation, the use of the proceeds from the Conveyance of the Transferred Assets) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. No proceeds from the Conveyance of the Transferred Assets will be used to carry or purchase, any Margin Stock or to extend “purpose credit” within the meaning of Regulation U.

(z)      No Liens, Etc. Each Transferred Asset to be acquired by the Purchaser hereunder is owned by the Seller free and clear of any Lien, security interest, charge or encumbrance (subject only to Permitted Liens), and the Seller has the full right, statutory trust power and lawful authority to Convey the same and interests therein and, upon the Conveyance thereof hereunder, the Purchaser will have acquired good and marketable title to and a valid and perfected ownership interest in such Transferred Assets free and clear of any Lien, security interest, charge or encumbrance (subject only to Permitted Liens). No effective financing statement reflecting the Seller or the Seller’s predecessor in interest, as a “Debtor”, or other instrument similar in effect covering all or any part of any Transferred Assets Conveyed hereunder is on file in any recording office, except such as may have been filed in favor of the Collateral Custodian as “Secured Party” or “Assignee”, in each case, for the benefit of the Secured Parties pursuant to the Loan and Security Agreement.

(aa)    ERISA Compliance. The present value of all benefits vested under each “employee pension benefit plan”, as such term is defined in Section 3(2) of ERISA other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Seller or any ERISA Affiliate of the Seller, or to which the Seller or any ERISA Affiliate of the Seller, contributes or has an obligation to contribute or has any liability (each, a “Seller Pension Plan”) does not exceed the value of the assets of the Seller Pension Plan allocable to such vested benefits (based on the value of such assets as of the last annual valuation date) determined in accordance with the assumptions used for funding such Seller Pension Plan pursuant to Sections 412 and 430 of the Code. No prohibited transactions, failure to meet the minimum funding standard set forth in Section 302(a) of ERISA and Section 412(a) of the Code (with respect to any Seller Pension Plan other than a Multiemployer Plan), withdrawals or Reportable Events have occurred with respect to any Seller Pension Plan that, in the aggregate, could subject the Seller to any Tax, penalty or other liability. No notice of intent to terminate a Seller Pension Plan has been filed, nor has any Seller Pension Plan been terminated under Section 4041(c) of ERISA, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate, or appoint a trustee to administer, a Seller Pension Plan and no event has occurred or condition exists that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Seller Pension Plan.

(bb)    Accounting. Other than as required for Tax and consolidated accounting purposes, the Seller will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as a Conveyance of the Transferred Assets by the Seller to the Purchaser.

(cc)    Selection Procedures. In selecting the Transferred Assets, no selection procedures were employed which are intended to be adverse to the interests of the Lenders.

Section 4.02 Reaffirmation of Representations and Warranties by the Seller; Notice of Breach. On the Effective Date, on each Conveyance Date and on each Assignment Effective Date, the Seller, by accepting the proceeds of such Conveyance, shall be deemed to have certified that all representations and warranties described in Section 4.01 are true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) on and as of such day as though made on and as of such day (or if specifically referring to an earlier date, as of such earlier date). The representations and warranties set forth in Section 4.01 shall survive (i) the Conveyance of the Transferred Assets to the Purchaser, (ii) the termination of the rights and obligations of the Purchaser and the Seller under this Agreement and (iii) the termination of the rights and obligations of the Purchaser under the Loan and Security Agreement. Upon discovery by an authorized officer of the Purchaser or the Seller of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other and to the Administrative Agent.

ARTICLE V

COVENANTS OF THE SELLER

Section 5.01     Protection of Title of the Purchaser. (a) On or prior to the Effective Date, the Seller shall have filed or caused to be filed UCC-1 financing statements in Delaware, naming the Seller as “Debtor/Seller”, naming the Purchaser as “Assignor Secured Party/Buyer”, and naming the Collateral Custodian, for the benefit of the Secured Parties, as “Assignee Secured Party/Buyer”, and describing the Transferred Assets to be acquired by the Purchaser, with the applicable filing offices. From time to time thereafter, to the extent not filed by the Purchaser under the Loan and Security Agreement, the Seller shall file such financing statements and cause to be filed such continuation statements, all in such manner and in such places as may be required by law (or deemed desirable by the Purchaser or any assignee thereof) to fully perfect, preserve, maintain and protect the ownership interest of the Purchaser under this Agreement and the security interest of the Collateral Custodian for the benefit of the Secured Parties under the Loan and Security Agreement, in the Transferred Assets acquired by the Purchaser hereunder, as the case may be, and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Purchaser, to the extent not delivered by the Purchaser under the Loan and Security Agreement, the Collateral Custodian, the Collateral Manager, the Lenders and the Administrative Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. The Seller agrees that it will from time to time, at the Purchaser’s expense, take all actions, that the Purchaser may reasonably request in order to perfect, protect or more fully evidence the Conveyances hereunder and the security and/or interest granted in the Transferred Assets, or to enable the Purchaser, the Collateral Custodian, the Administrative Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder or under any Transaction Document.

(b)    On or prior to each Conveyance Date hereunder, the Seller shall take all steps necessary under Applicable Law in order to Convey to the Purchaser the Transferred Assets being acquired by the Purchaser on such Conveyance Date to the Purchaser so that, upon the Conveyances of such Transferred Assets from the Seller to the Purchaser pursuant to the terms hereof on such Conveyance Date, the Purchaser will have acquired good and marketable title to and a valid ownership interest (or in the case of the Participation, a valid beneficial ownership interest) in such Transferred Assets, free and clear of any Lien (subject only to Permitted Liens). On or prior to each Conveyance Date hereunder, the Seller shall take all steps required under Applicable Law in order for the Seller to grant to the Purchaser (and for the Purchaser to assign such grant to the Collateral Custodian, for the benefit of the Secured Parties), a first priority perfected security interest (subject only to Permitted Liens) in the Transferred Assets being acquired by the Purchaser on such Conveyance Date and, from time to time thereafter, the Seller shall take all such actions as may be required by Applicable Law to preserve, maintain and protect the Collateral Custodian’s first priority perfected security interest in (subject only to Permitted Liens), the Transferred Assets which have been acquired by the Purchaser hereunder.

Section 5.02    Covenants of the Seller. The Seller hereby covenants and agrees with the Purchaser that, from the date hereof until the Collection Date, unless the Purchaser otherwise consents in writing:

(a)      Compliance with Agreements and Applicable Laws. The Seller shall perform each of its obligations under this Agreement and the other Transaction Documents to which it is a party and comply in all material respects with all Applicable Laws (or in all respects with respect to Applicable Laws relating to Sanctions), including those applicable to the Transferred Assets.

(b)      Maintenance of Existence and Conduct of Business. The Seller shall: (i) do or cause to be done all things necessary to (A) preserve and keep in full force and effect its existence as a statutory trust formed and registered under the laws of Delaware and maintain its rights and franchises in its jurisdiction of organization and (B) qualify and remain qualified as a statutory trust in good standing and preserve its rights and franchises in each jurisdiction in which the failure to so qualify and remain qualified and preserve its rights and franchises would reasonably be expected to have a Material Adverse Effect; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and under its organizational documents in each case except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; and (iii) at all times maintain, preserve and protect all of its licenses, permits, charters and registrations in each case except where the failure to maintain such licenses, permits, charters and registrations would not reasonably be expected to have a Material Adverse Effect.

(c)      Deposit of Collections. The Seller shall transfer, or cause to be transferred, all Proceeds (if any) it receives in respect of the Loans to the Collection Account as soon as practicable but no later than by the close of business on the second Business Day following the date such Proceeds are received by the Seller.

(d)      Books and Records. The Seller shall maintain proper books of record and account of the transactions contemplated hereby, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions contemplated hereunder.

(e)     Accounting of Conveyances. Other than for consolidated accounting purposes (and, if required, Tax purposes), the Seller will not account for or treat the transactions contemplated hereby in any manner other than as a sale or participation of the Transferred Assets by the Seller to the Purchaser.

(f)      Payment, Performance and Discharge of Obligations. The Seller will pay, perform and discharge all of its material obligations and liabilities, including, without limitation, all material Taxes upon its income and properties, when due, unless and only to the extent that (i) such obligations, liabilities and Taxes shall be contested in good faith and by appropriate proceedings and that, to the extent required by GAAP, proper and adequate book reserves relating thereto are established by the Seller and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of a Lien against any of its properties and (ii) the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(g)      Liens. The Seller shall not create, incur, assume or permit to exist any Lien on or with respect to any of its rights under any of the Transaction Documents or on or with respect to any of its rights in the Transferred Assets (other than the liens in favor of the Purchaser and the Secured Parties pursuant to the Transaction Documents, Permitted Liens and any Lien that will be released prior to or contemporaneously with the applicable Conveyance). For the avoidance of doubt, this Section 5.02(g) shall not apply to any property retained by the Seller and not Conveyed or purported to be Conveyed hereunder.

(h)     Change of Name, Etc. The Seller shall not change its name, identity or statutory trust structure in any manner that would make any financing statement or continuation statement filed with respect to the Seller seriously misleading or change its jurisdiction of establishment, unless the Seller shall have given the Purchaser at least 30 days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

(i)       Sale Characterization. The Seller shall not make statements or disclosures, or treat the transactions contemplated by this Agreement (other than for consolidated accounting purposes and, if required, for Tax purposes) in any manner other than as a true sale, true participation or absolute assignment of the title to and sole record and beneficial ownership interest of the Transferred Assets Conveyed or purported to be Conveyed hereunder; provided that the Seller may consolidate the Purchaser and/or its properties and other assets for accounting purposes in accordance with GAAP if any consolidated financial statements of the Seller contain footnotes that the Transferred Assets have been sold or participated to the Purchaser.

(j)       Commingling. The Seller shall not, and shall not permit any of its Affiliates to, deposit or permit the deposit of any funds that do not constitute Proceeds of any Loans into the Collection Account.

(k)     [Reserved].

(l)       Security Interests. Except as otherwise expressly permitted herein and in the Loan and Security Agreement, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Transferred Assets Conveyed by the Seller to the Purchaser hereunder (except for Permitted Liens), whether now existing or hereafter transferred hereunder, or any interest therein. The Seller will promptly notify the Purchaser, the Collateral Custodian, each Lender and the Administrative Agent of the existence of any Lien on any Transferred Assets and the Seller shall defend the right, title and interest of the Purchaser and the Collateral Custodian, on behalf of the Secured Parties, in, to and under the Transferred Assets against all claims of third parties; provided, that nothing in this Section 5.02(l) shall prevent or be deemed to prohibit the Seller from suffering to exist Permitted Liens upon any of the Transferred Assets.

ARTICLE VI

RE-CONVEYANCES AND SUBSTITUTION BY THE SELLER

Section 6.01     Repurchase of Loans. In the event that any Loan becomes a Warranty Loan (as defined in the Loan and Security Agreement), the Seller will within 10 Business Days of the discovery by or notice (from any Person) to the Seller that such Loan is a Warranty Loan, (i) purchase such Loan and pay to the Purchaser (by means of a deposit to the Collection Account) an amount equal to the sum of (x) the Adjusted Borrowing Value of such Loan at such time, and (y) any expenses or fees with respect to such Loan (a notification regarding the amount of such expenses or fees to be provided by the Administrative Agent to the Borrower) (collectively, the “Repurchase Price”) or (ii) with the consent of the Administrative Agent and subject to the satisfaction of the conditions in Section 6.02, substitute for such Loan, a Substitute Eligible Loan, in each case, in accordance with and subject to the Loan and Security Agreement. It is understood and agreed that the obligation (if any) of the Seller to purchase the Warranty Loans or substitute a Substitute Eligible Loan for such Warranty Loans is not intended to, and shall not, constitute a guaranty of the collectability or payment of any Loan which is not collected, not paid or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the related Obligor. Upon deposit in the Collection Account of the Repurchase Price for any Loan purchased by the Seller, the Purchaser shall, automatically and without further action be deemed to transfer, assign and set over to the Seller, without recourse, representation or warranty of any kind, except as to the absence of Liens, charges or encumbrances created by or arising solely as a result of actions of the Purchaser or the Collateral Custodian, all the right, title and interest of the Purchaser, in, to and under such Loan and all future monies due or to become due with respect thereto, the Underlying Assets, all Proceeds of such Loan and Recoveries and Insurance Proceeds relating thereto, all rights to security for such Loan and all Proceeds and products of the foregoing. The Purchaser shall (and shall request the Collateral Custodian to), at the sole expense of the Seller, execute such documents and instruments of transfer as may be prepared by the Seller and take such other actions as may be reasonably requested by the Seller in order to effect the transfer of such Loan pursuant to this Section 6.01. Such Conveyance shall be a sale outright, and not for security.

Section 6.02      Substitution of Loans.

(a)       The Purchaser shall have the right, but not the obligation, subject to the prior written consent of the Administrative Agent and the Seller, in their sole respective discretion, to request the substitution of one or more Eligible Loans (“Substitute Eligible Loan”) for a Loan (each such act, a “Substitution”).

(b)      The Substitution shall not occur unless the following conditions are satisfied as of the date of such Substitution:

(i)           such substitution does not violate the limitations set forth in Section 6.04 hereof and each condition to such substitution specified in the Loan and Security Agreement have been satisfied; and

(ii)         all terms, provisions, representations, warranties and covenants hereunder with respect to Loans that have been Conveyed by the Seller to the Purchaser hereunder shall apply equally to Substitute Eligible Loans.

(c)      On the date any such Substitution is completed, the Purchaser shall, automatically and without further action, release and shall transfer to the Seller, free and clear of any Lien created pursuant to this Agreement, all of the right, title and interest of the Purchaser in, to and under such replaced Loan, and the Purchaser shall be deemed to represent and warrant that it has the company authority and has taken all necessary company action to accomplish such transfer, but without any other representation and warranty, express or implied.

Section 6.03 Repurchase Limitations. The Seller and the Purchaser agree that, other than repurchases or substitutions effected pursuant to Section 6.01 or Section 6.02 (solely with respect to substitutions of Warranty Loans), the Seller and any Affiliate of the Seller may, but is not obligated to, repurchase any Transferred Assets so long as the applicable requirements set forth in Section 2.14 of the Loan and Security Agreement have been satisfied. Other than repurchases or substitutions effected pursuant to Section 6.01 or Section 6.02 (solely with respect to substitutions of Warranty Loans), all transactions between the Purchaser and the Seller or any Affiliate must be conducted on an arm’s length basis and shall be on terms no less favorable to the Purchaser than would be the case if the Seller were not an Affiliate of the Purchaser.

Section 6.04 Limitations on Repurchases and Substitutions. The Outstanding Balance of all Loans (other than Warranty Loans), sold or substituted pursuant to Section 2.14 of the Loan and Security Agreement to the Seller or an Affiliate thereof, shall not exceed 25% of the highest aggregate Outstanding Balance of all Loans at any time during the previous 12-month period.

Notwithstanding the foregoing, the Purchaser shall be permitted to sell or substitute Loans that are not Eligible Loans at any time in accordance with the provisions of Section 2.14 of the Loan and Security Agreement.

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.01          Conditions Precedent. The obligations of the Purchaser to pay the Purchase Price for the Transferred Assets Conveyed on the Effective Date and any other Conveyance Date shall be subject to the satisfaction of the following conditions:

(a)     All representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects (or if such representation or warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation or warranty shall be true and correct in all respects), before and after giving effect to the Conveyance to take place on such Conveyance Date and to the application of proceeds therefrom, as though made on and as of such date (other than any representation and warranty that is made as of a specific date);

(b)      The Seller is in compliance in all material respects with each of its covenants and other agreements set forth herein (or if such covenant or agreement is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such covenant or agreement shall be observed or performed in all respects);

(c)       No Insolvency Event shall have occurred and is continuing with respect to the Seller;

(d)      No Liens exist in respect of Taxes which are prior to the lien of the Purchaser and the Collateral Custodian on the Transferred Assets to be Conveyed on such Conveyance Date;

(e)     No Applicable Law shall prohibit or enjoin, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of any such acquisition by the Purchaser in accordance with the provisions hereof;

(f)      The Purchaser shall have received (x) a duly executed and completed Purchase Notice along with a Schedule A that is true, accurate and complete in all material respects as of the related Cut-Off Date and (y) an Approval Notice with respect to the applicable Loans to the extent required under the Loan and Security Agreement;

(g)     All organizational and legal proceedings, and all instruments in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser shall have received from the Seller copies of all documents (including records of corporate proceedings) relevant to the transactions herein contemplated as the Purchaser may reasonably have requested; and

(h)      All information concerning the Transferred Assets provided to the Purchaser and the Administrative Agent shall be true and correct, when taken as a whole, in all material respects as of such date; provided that, with respect to written or electronic information furnished by the Seller that was provided to the Seller from or in respect of an Obligor with respect to a Transferred Asset, such information need only be true, correct and complete to the knowledge of the Seller.

ARTICLE VIII

ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF THE TRANSFERRED ASSETS

Section 8.01  Rights of the Purchaser. (a) Except as set forth in Sections 6.01 and 6.02 with respect to the repurchase or Substitution of certain Loans, the Purchaser shall have no obligation to account for, replace, substitute or return any Transferred Assets to the Seller. The Purchaser shall have no obligation to account for or to return Interest Collections or Principal Collections, or any interest or other finance charge collected pursuant thereto, to the Seller, irrespective of whether such Interest Collections and Principal Collections and charges are in excess of the Purchase Price for such Transferred Assets.

(b)     The Purchaser shall have the right to further assign, transfer, deliver, hypothecate, subdivide or otherwise deal with the Transferred Assets and all of the Purchaser’s right, title and interest in, to and under this Agreement, pursuant to the Loan and Security Agreement.

(c)      The Purchaser shall have the sole right to retain any gains or profits created by buying, selling or holding the Transferred Assets and shall have the sole risk of and responsibility for losses or damages created by such buying, selling or holding.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01  Amendments, Etc. This Agreement and the rights and obligations of the parties hereunder may not be amended, supplemented, waived or otherwise modified except in an instrument in writing signed by the Purchaser and the Seller and consented to in writing by the Administrative Agent. Any reconveyance executed in accordance with the provisions hereof shall not be considered an amendment or modification to this Agreement.

Section 9.02  Governing Law: Submission to Jurisdiction; Waiver of Jury Trial.

(a)       This Agreement will be governed by and construed in accordance with the law of the State of New York.

(b)      With respect to any suit, action or proceedings relating to this Agreement (collectively, “Proceedings”), to the fullest extent permitted by applicable law, each party hereto irrevocably (i) submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)      EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.03     Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile or other electronic communication) and shall be personally delivered or sent by certified mail, postage prepaid, by electronic mail or by facsimile, to the intended party at the address or facsimile number of such party set forth below:

(a)       in the case of the Purchaser, as provided in the Loan and Security Agreement; and

(b)      in the case of the Seller, as provided in the Loan and Security Agreement (in each case, with a copy to the Administrative Agent at the address for notice provided under the Loan and Security Agreement).

All such notices and communications shall be effective when sent.

Section 9.04     Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 9.05     Further Assurances. (a) The Purchaser and the Seller each agree that at any time and from time to time, at its expense and upon reasonable request of the Administrative Agent, it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable to perfect and protect the Conveyances and security interests granted or purported to be granted by this Agreement or to enable the Collateral Custodian or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to any Collateral.

(b)      The Purchaser and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments reasonably requested by the other party more fully to effect the purposes of this Agreement and the other Transaction Documents, including the filing of any financing statements or continuing statements or execution of equivalent documents related to the Transferred Assets for filing under the provisions of the UCC or other laws of any applicable jurisdiction.

Section 9.06     No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser, the Seller or the Administrative Agent any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

Section 9.07    Counterparts. This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature; or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement, the other Transaction Documents and any agreements or letters (including fee letters) executed in connection herewith contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

Section 9.08    Non-Petition; Limited Recourse. The Seller covenants and agrees that, prior to the date that is one year and one day (or, if longer, any applicable preference period and one day) after the payment in full of all Obligations (other than contingent reimbursement and indemnification obligations which are unknown, unmatured and for which no claim has been made), no party hereto shall institute against, or join any other Person in instituting against, the Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under any federal, state or foreign bankruptcy or similar law. In addition, the Seller shall have no recourse for any amounts payable or any other obligations arising under this Agreement against any officer, member, director, employee, partner, Affiliate or security holder of the Purchaser or any of its successors or assigns.

Section 9.09    Binding Effect; Third-Party Beneficiaries; Assignability. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Administrative Agent, each Lender, the Collateral Custodian and the other Secured Parties shall be express third-party beneficiaries of this Agreement. Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Purchaser or the Seller except as permitted by this Section 9.09 or the Loan and Security Agreement. Simultaneously with the execution and delivery of this Agreement, the Purchaser will collaterally assign all of its right, title and interest in this Agreement to the Collateral Custodian, for the benefit of the Secured Parties, to which assignment the Seller hereby expressly consents. Upon assignment and following the occurrence of an Event of Default (that has not been waived), the Seller agrees to perform its obligations hereunder for the benefit of the Secured Parties under the Loan and Security Agreement. Upon such assignment and following the occurrence of an Event of Default (that has not been waived), the Collateral Custodian, for the benefit of the Secured Parties, under the Loan and Security Agreement may enforce the provisions of this Agreement, exercise the rights of the Purchaser hereunder and enforce the obligations of the Seller hereunder without joinder of the Purchaser.

Section 9.10   Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the other Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Transaction Documents.

Section 9.11     Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Purchaser and the Seller each have caused this Sale and Participation Agreement to be duly executed by their respective officers as of the day and year first above written.

BLACKROCK PRIVATE CREDIT FUND,
as Seller

By:	/s/ Patrick K. Wolfe
Name:	Patrick K. Wolfe
Title:	Chief Operating Officer

[Signature Page to Sale and Participation Agreement]

BLACKROCK PRIVATE CREDIT FUND LEVERAGE III, LLC,
as Purchaser

By its Sole Member: BlackRock Private Credit Fund

By:	/s/ Patrick K. Wolfe
	Name:	Patrick K. Wolfe
	Title:	Chief Operating Officer

[Signature Page to Sale and Participation Agreement]

SCHEDULE A

SCHEDULE OF ELIGIBLE LOANS

[Omitted]

Sch. A-1

SCHEDULE B

FORM OF PURCHASE NOTICE

[Date]

To:	BLACKROCK PRIVATE CREDIT FUND LEVERAGE III, LLC
c/o BlackRock Private Credit Fund 50 Hudson Yards
New York, NY 10001
Attention: [          ]

Re:	Purchase Notice for Conveyance
Date of                                 , 20

Ladies and Gentlemen:

This Purchase Notice is delivered to you pursuant to Section 2.01(b) of the Purchase and Sale Agreement, dated as of March 13, 2026 (together with all amendments, if any, from time to time made thereto, the “Sale Agreement”), between BlackRock Private Credit Fund Leverage III, LLC, as purchaser (the “Purchaser”), and BlackRock Private Credit Fund, as seller (the “Seller”). Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Sale Agreement.

In accordance with Section 2.01(b) of the Sale Agreement, the Seller hereby offers to Convey to the Purchaser [as a sale for a purchase price of $[          ] in cash] [and $[  ] as a capital contribution] on the above-referenced Conveyance Date pursuant to the terms and conditions of the Sale Agreement the Eligible Loans listed on Schedule A hereto, together with all proceeds of the foregoing.

Please wire the cash portion of the Purchase Price to the Seller pursuant to the wiring instructions included at the end of this letter.

The Seller certifies that the conditions described in Section 7.01 of the Sale Agreement have been satisfied with respect to such Conveyance.

The Seller agrees that if prior to the Conveyance Date any matter certified to herein by it will not be true and correct at such time as if then made, it will promptly so notify the Purchaser and the Administrative Agent. Except to the extent, if any, that prior to the Conveyance Date the Purchaser shall receive written notice to the contrary from the Seller, each matter certified to herein shall be deemed once again to be certified by the Seller as true and correct at the Conveyance Date as if then made.

The Seller has caused this Purchase Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this      day of                    , 20    .

[Signature Page to Purchase Notice]

Very truly yours,

BLACKROCK PRIVATE CREDIT FUND,
as Seller

By:
Name:
Title:

Wire Instructions
Bank: ABA:
Account Name:
Account Number:
For further credit to account:

[Signature Page to Purchase Notice]